EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FIRST QUARTER 2020 FINANCIAL RESULTS

First Quarter Highlights

•

Net income of $6.2 million, or $0.23 per diluted share; return on average assets (ROAA) of 0.78%; return on average stockholders' equity (ROAE) of 7.29%; and return on average tangible common equity (ROATCE)(1) of 7.92%

•	Adjusted net income(1) of $8.4 million; or $0.30 per diluted share, adjusted ROAA(1) of 1.05%; adjusted ROAE(1) of 9.81%; and adjusted ROATCE(1) of 10.67%
•	$141 million in Paycheck Protection Program loans approved and funded subsequent to March 31, 2020 through April 24, 2020

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Bloomington, IL, April 30, 2020 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company and State Bank of Lincoln, today reported net income of $6.2 million, or $0.23 diluted earnings per share, for the first quarter of 2020. This compares to net income of $16.1 million, or $0.61 diluted earnings per share, for the fourth quarter of 2019, and net income of $18.7 million, or $1.04 diluted earnings per share, for the first quarter of 2019.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “The COVID-19 pandemic has presented unprecedented challenges for our team and for our customers.  However, for several generations, our banks have been a source of strength for our customers and communities during difficult times.  Our top priority is supporting our employees and customers and maintaining the health and safety of all involved.  Many of our employees have been able to work remotely and we took the difficult step of closing our lobbies, with visits limited to appointment only. Our team has worked hard to minimize customer impact and continue our commitment to excellent service. Our retail staff continues to assist our clients with essential banking needs, and our lenders are in regular contact with our borrowers, working closely with them for the best solutions under the current circumstances.  Through April 24, 2020, we had funded $141 million of PPP (Payroll Protection Program) loans, for 1,129 businesses in our communities.   HBT Financial is well positioned, with an attractive deposit base, strong capital levels and a track record of safety and soundness. We are committed to uphold our Midwestern values of hard work, perseverance and doing the right thing as we continue to support our stakeholders in this crisis.”

C Corp Equivalent Net Income

Prior to October 11, 2019, the Company operated as an S Corporation for U.S. federal and state income tax purposes. Effective October 11, 2019, the Company voluntarily revoked its S Corporation status and became a taxable entity (C Corporation). As such, any periods prior to October 11, 2019 only reflect state replacement taxes. To facilitate comparison, the Company reports its C Corp equivalent financial results, which do not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

The Company reported C Corp equivalent net income of $15.1 million, or $0.58 diluted earnings per share, for the fourth quarter of 2019 and C Corp equivalent net income of $14.0 million, or $0.78 diluted earnings per share, for the first quarter of 2019.

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting C Corp equivalent results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $8.4 million, or $0.30 adjusted diluted earnings per share, for the first quarter of 2020. This compares to adjusted net income of $14.4 million, or $0.55 adjusted diluted earnings per share, for the fourth quarter of 2019, and adjusted net income of $14.4 million, or $0.80 adjusted diluted earnings per share, for the first quarter of 2019 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2020 was $30.7 million, a decrease of 5.0% from $32.3 million for the fourth quarter of 2019. The decrease was primarily attributable to lower yields on loans and securities and a decrease in average interest-earning assets.

Relative to the first quarter of 2019, net interest income decreased $3.8 million, or 11.0%. The decline was primarily attributable to lower yields on average interest-earning assets.

Net interest margin for the first quarter of 2020 was 4.00%, including 5 basis points attributable to acquired loan discount accretion, compared to 4.12%, including 2 basis points attributable to acquired loan discount accretion, for the fourth quarter of 2019. The decrease was primarily attributable to a decline in average loan yields, lower average loan balances, and lower securities yields and balances.

Relative to the first quarter of 2019, net interest margin decreased from 4.44%, including 18 basis points attributable to acquired loan discount accretion, due primarily to lower loan yields and an increase in lower-yielding cash balances, partially offset by lower balances in time deposits and a lower cost of interest-bearing demand deposits.

The Federal Open Market Committee lowered its target federal funds rate 50 basis points on March 3, 2020 and 100 basis points on March 16, 2020. The Company expects the cumulative decrease of 150 basis points in the target federal funds rate in March 2020 to continue placing downward pressure on its net interest margin in 2020.

Noninterest Income

Noninterest income for the first quarter of 2020 was $5.3 million, a decrease of 49.2% from $10.3 million for the fourth quarter of 2019. First quarter 2020 results included a negative $2.2 million mortgage servicing rights (“MSR”) fair value adjustment compared to $0.6 million gain on the fair value adjustment of the MSR asset in the fourth quarter of 2019. Lower gains on foreclosed assets and reduced fees on customer-related interest rate swaps, included in other noninterest income, also contributed to noninterest income decline.

Relative to the first quarter of 2019, noninterest income decreased 29.9% from $7.5 million. The decline was primarily attributable to a larger negative MSR fair value adjustment and nonrecurring gains on sales of First Community Title Services, Inc. and HBT Insurance of $0.8 million in the first quarter 2019.

Noninterest Expense

Noninterest expense for the first quarter of 2020 was $23.3 million, compared with $22.0 million for the fourth quarter of 2019. The increase was primarily attributable to higher employee benefits expense, as first quarter of 2020 results included a $0.8 million charge for the supplemental executive retirement plan (SERP) which was terminated in June 2019. The SERP liability varies inversely with interest rates and resulted in a $0.4 million benefit in the fourth quarter of 2019. The SERP will be liquidated in June 2020. In addition, an increase in medical benefit expenses were partially offset by a decrease in the cash-settled stock appreciation rights (SAR) liability due primarily to changes in the Company’s stock price. The employee benefits expense related to the cash-settled SAR liability resulted in a benefit of $0.3 million in the first quarter of 2020, an expense of $0.4 million in the fourth quarter 2019, and a benefit of $0.1 million in the first quarter of 2019. FDIC insurance expense was higher in the first quarter of 2020 due to the

HBT Financial, Inc.

impact of the application of small bank assessment credits in the fourth quarter of 2019. Other noninterest and occupancy expenses increased in the first quarter of 2020, but were largely offset by lower loan collection and servicing and furniture and equipment expenses.

Relative to the first quarter of 2019, noninterest expense increased 4.9% from $22.2 million. The increase was primarily due to higher employee benefits costs associated with the SERP charge in the first quarter of 2020 and an increase in medical benefit expenses, as higher salaries and data processing costs were offset by lower furniture and equipment, FDIC insurance, and loan collection and servicing expenses.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.13 billion at March 31, 2020, compared with $2.16 billion at December 31, 2019 and $2.18 billion at March 31, 2019. The $30.9 million decline in loans from December 31, 2019 was primarily due to a $39.2 million reduction in CRE – non-owner occupied balances, a $9.0 million decline in municipal, consumer and other loans, and a $7.9 million reduction in commercial and industrial balances, which were partially offset by a $20.9 million increase in agricultural and farmland loans, primarily due to the addition of a new senior lender in one of our markets at the beginning of the year, and a $7.4 million increase in construction and land development loans.

Deposits

Total deposits were $2.73 billion at March 31, 2020, compared with $2.78 billion at December 31, 2019, and $2.82 billion at March 31, 2019. The $46.6 million decrease in total deposits from December 31, 2019 included expected outflows from a small number of retail deposit accounts that had increased by $40.2 million in the fourth quarter of 2019. Declines in time, noninterest-bearing, interest-bearing demand and money market balances more than offset a modest increase in savings deposit balances in the first quarter of 2020.

Asset Quality

Nonperforming loans totaled $15.4 million, or 0.72% of total loans, at March 31, 2020, compared with $19.0 million, or 0.88% of total loans, at December 31, 2019, and $13.9 million, or 0.64% of total loans, at March 31, 2019. The decline in nonperforming loans from the end of the prior quarter was primarily attributable to payoffs and paydowns.

The Company recorded a provision for loan losses of $4.4 million for the first quarter of 2020, compared with $0.1 million for the fourth quarter of 2019. The increase in provision for loan losses was primarily due to $3.3 million reserve build related to adjustments to qualitative factors to reflect the economic weakness resulting from the COVID-19 pandemic. The remaining $1.1 million of the provision was primarily due to a $1.3 million increase in a specific reserve related to one credit offset by a decrease in specific reserves related to several other credits.

Net charge-offs for the first quarter of 2020 were $0.6 million, or 0.11% of average loans on an annualized basis compared to $0.6 million, or 0.11% of average loans on an annualized basis, for the fourth quarter of 2019, and $0.3 million, or 0.05% of average loans on an annualized basis, for the first quarter of 2019.

The Company’s allowance for loan losses was 1.22% of total loans and 169.70% of nonperforming loans at March 31, 2020, compared with 1.03% of total loans and 117.06% of nonperforming loans at December 31, 2019.

HBT Financial, Inc.

Capital

At March 31, 2020, the Company exceeded all regulatory capital requirements under Basel III and was considered to be ‘‘well-capitalized’’, as summarized in the following table:

		Well Capitalized
	March 31,	Regulatory
	2020	Requirements
Total capital to risk-weighted assets	15.03%	10.00%
Tier 1 capital to risk-weighted assets	13.95%	8.00%
Common equity tier 1 capital ratio	12.44%	6.50%
Tier 1 leverage ratio	10.70%	5.00%
Total stockholders' equity to total assets	10.58%	N/A
Tangible common equity to tangible assets (1)	9.81%	N/A

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and State Bank of Lincoln. The banks provide a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois through 64 branches. As of March 31, 2020, HBT had total assets of $3.2 billion, total loans of $2.1 billion, and total deposits of $2.7 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as

HBT Financial, Inc.

circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share amounts)
Loans, including fees:
Taxable	$26,941	$28,039	$30,063
Federally tax exempt	674	716	710
Securities:
Taxable	3,334	3,556	3,922
Federally tax exempt	1,028	1,269	1,552
Interest-bearing deposits in bank	729	1,006	687
Other interest and dividend income	14	14	15
Total interest and dividend income	32,720	34,600	36,949

INTEREST EXPENSE
Deposits	1,595	1,838	1,983
Securities sold under agreements to repurchase	20	24	14
Borrowings	—	2	3
Subordinated debentures	443	460	497
Total interest expense	2,058	2,324	2,497
Net interest income	30,662	32,276	34,452
PROVISION FOR LOAN LOSSES	4,355	138	776
Net interest income after provision for loan losses	26,307	32,138	33,676

NONINTEREST INCOME
Card income	1,792	1,952	1,832
Service charges on deposit accounts	1,834	2,065	1,763
Wealth management fees	1,814	1,911	1,747
Mortgage servicing	724	801	729
Mortgage servicing rights fair value adjustment	(2,171)	582	(1,002)
Gains on sale of mortgage loans	536	915	525
Gains (losses) on securities	(52)	(47)	79
Gains (losses) on foreclosed assets	35	808	(17)
Gains (losses) on other assets	(3)	—	905
Title insurance activity	—	—	129
Other noninterest income	743	1,349	797
Total noninterest income	5,252	10,336	7,487

NONINTEREST EXPENSE
Salaries	12,754	12,581	12,522
Employee benefits	2,434	1,663	1,244
Occupancy of bank premises	1,828	1,607	1,837
Furniture and equipment	603	763	789
Data processing	1,586	1,547	1,162
Marketing and customer relations	1,044	1,036	933
Amortization of intangible assets	317	336	376
FDIC insurance	36	(237)	219
Loan collection and servicing	348	732	742
Foreclosed assets	89	151	164
Other noninterest expense	2,268	1,771	2,224
Total noninterest expense	23,307	21,950	22,212
INCOME BEFORE INCOME TAX EXPENSE	8,252	20,524	18,951
INCOME TAX EXPENSE	2,031	4,437	215
NET INCOME	$6,221	$16,087	$18,736

EARNINGS PER SHARE - BASIC	$0.23	$0.61	$1.04
EARNINGS PER SHARE - DILUTED	$0.23	$0.61	$1.04
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,457,306	26,211,282	18,027,512

PRO FORMA C CORP EQUIVALENT INFORMATION
Historical income before income tax expense		$20,524	$18,951
Pro forma C Corp equivalent income tax expense		5,436	4,915
Pro forma C Corp equivalent net income		$15,088	$14,036

PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - BASIC		$0.58	$0.78
PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED		$0.58	$0.78

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
ASSETS
Cash and due from banks	$34,782	$22,112	$17,984
Interest-bearing deposits with banks	230,654	261,859	142,518
Cash and cash equivalents	265,436	283,971	160,502

Interest-bearing time deposits with banks	—	248	248
Debt securities available-for-sale, at fair value	615,565	592,404	681,233
Debt securities held-to-maturity	79,741	88,477	116,745
Equity securities	4,759	4,389	3,994
Restricted stock, at cost	2,425	2,425	2,719
Loans held for sale	4,805	4,531	2,496

Loans, before allowance for loan losses	2,132,952	2,163,826	2,183,322
Allowance for loan losses	(26,087)	(22,299)	(21,013)
Loans, net of allowance for loan losses	2,106,865	2,141,527	2,162,309

Bank premises and equipment, net	54,135	53,987	54,185
Bank premises held for sale	121	121	208
Foreclosed assets	4,469	5,099	10,151
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	3,713	4,030	5,077
Mortgage servicing rights, at fair value	6,347	8,518	9,916
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	12,096	13,951	15,256
Other assets	27,847	16,640	7,843
Total assets	$3,213,109	$3,245,103	$3,257,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$676,341	$689,116	$661,527
Interest-bearing	2,053,962	2,087,739	2,159,916
Total deposits	2,730,303	2,776,855	2,821,443

Securities sold under agreements to repurchase	40,811	44,433	40,528
Subordinated debentures	37,599	37,583	37,533
Other liabilities	64,583	53,314	29,570
Total liabilities	2,873,296	2,912,185	2,929,074

Stockholders' Equity
Common stock	275	275	181
Surplus	190,591	190,524	32,288
Retained earnings	136,378	134,287	298,131
Accumulated other comprehensive income	12,569	7,832	1,012
Less cost of treasury stock held	—	—	(3,019)
Total stockholders’ equity	339,813	332,918	328,593
Total liabilities and stockholders’ equity	$3,213,109	$3,245,103	$3,257,667

SHARE INFORMATION
Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
LOANS
Commercial and industrial	$299,266	$307,175	$363,918
Agricultural and farmland	228,701	207,776	207,817
Commercial real estate - owner occupied	229,608	231,162	250,274
Commercial real estate - non-owner occupied	540,515	579,757	556,386
Multi-family	177,172	179,073	146,374
Construction and land development	232,311	224,887	223,489
One-to-four family residential	313,925	313,580	321,224
Municipal, consumer, and other	111,454	120,416	113,840
Loans, before allowance for loan losses	$2,132,952	$2,163,826	$2,183,322

	March 31,	December 31,	March 31,
	2020	2019	2020
	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$676,341	$689,116	$661,527
Interest-bearing demand	810,074	814,639	819,313
Money market	472,532	477,765	453,117
Savings	444,137	438,927	435,353
Time	327,219	356,408	452,133
Total deposits	$2,730,303	$2,776,855	$2,821,443

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average		*	Average		*	Average		*
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
	(dollars in thousands)
ASSETS
Loans	$2,141,031	$27,615	5.16%	$2,162,975	$28,755	5.32%	$2,164,330	$30,773	5.69%
Securities	668,572	4,362	2.61	700,441	4,825	2.76	806,504	5,474	2.71
Deposits with banks	251,058	729	1.16	265,237	1,006	1.51	131,663	687	2.09
Other	2,425	14	2.37	2,425	14	2.39	2,719	15	2.24
Total interest-earning assets	3,063,086	$32,720	4.27%	3,131,078	$34,600	4.42%	3,105,216	$36,949	4.76%
Allowance for loan losses	(22,474)			(22,766)			(20,441)
Noninterest-earning assets	148,131			152,961			148,518
Total assets	$3,188,743			$3,261,273			$3,233,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$811,866	$251	0.12%	$820,390	$299	0.15%	$826,456	$417	0.20%
Money market	464,124	394	0.34	486,288	481	0.40	442,520	370	0.33
Savings	434,276	70	0.06	434,241	71	0.07	424,986	68	0.06
Time	341,770	880	1.03	359,731	987	1.10	432,877	1,128	1.04
Total interest-bearing deposits	2,052,036	1,595	0.31	2,100,650	1,838	0.35	2,126,839	1,983	0.37
Securities sold under agreements to repurchase	41,968	20	0.19	46,028	24	0.21	42,089	14	0.13
Borrowings	221	—	0.52	272	2	2.60	557	3	2.56
Subordinated debentures	37,589	443	4.72	37,577	460	4.90	37,528	497	5.30
Total interest-bearing liabilities	2,131,814	$2,058	0.39%	2,184,527	$2,324	0.43%	2,207,013	$2,497	0.45%
Noninterest-bearing deposits	670,714			699,373			650,630
Noninterest-bearing liabilities	44,696			45,589			28,493
Total liabilities	2,847,224			2,929,489			2,886,136
Stockholders' Equity	341,519			331,784			347,157
Total liabilities and stockholders’ equity	$3,188,743			$3,261,273			$3,233,293

Net interest income/Net interest margin (3)		$30,662	4.00%		$32,276	4.12%		$34,452	4.44%
Tax-equivalent adjustment (2)		463	0.06		534	0.07		610	0.08
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$31,125	4.06%		$32,810	4.19%		$35,062	4.52%
Net interest rate spread (4)			3.88%			3.99%			4.31%
Net interest-earning assets (5)	$931,272			$946,551			$898,203
Ratio of interest-earning assets to interest-bearing liabilities	1.44			1.43			1.41
Cost of total deposits			0.23%			0.26%			0.29%

*        Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$15,372	$19,019	$13,877
Past due 90 days or more, still accruing (1)	—	30	53
Total nonperforming loans	15,372	19,049	13,930
Foreclosed assets	4,469	5,099	10,151
Total nonperforming assets	$19,841	$24,148	$24,081

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$10,041	$10,811	$8,619
Past due 90 days or more, still accruing	—	30	53
Total nonperforming loans (originated)	10,041	10,841	8,672
Foreclosed assets	965	1,022	1,439
Total nonperforming (originated)	$11,006	$11,863	$10,111

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$5,331	$8,208	$5,258
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	5,331	8,208	5,258
Foreclosed assets	3,504	4,077	8,712
Total nonperforming assets (acquired)	$8,835	$12,285	$13,970

Allowance for loan losses	$26,087	$22,299	$21,013

Loans, before allowance for loan losses	$2,132,952	$2,163,826	$2,183,322
Loans, before allowance for loan losses (originated) (2)	1,982,067	1,998,496	1,974,840
Loans, before allowance for loan losses (acquired) (2)	150,885	165,330	208,482

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.22%	1.03%	0.96%
Allowance for loan losses to nonperforming loans	169.70	117.06	150.85
Nonperforming loans to loans, before allowance for loan losses	0.72	0.88	0.64
Nonperforming assets to total assets	0.62	0.74	0.74
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.93	1.11	1.10

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.51%	0.54%	0.44%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.56	0.59	0.51

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	3.53%	4.96%	2.52%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	5.72	7.25	6.43

(1)

Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.3 million, $0.1 million, and $2.5 million as of March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(2)

Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$22,299	$22,761	$20,509
Provision	4,355	138	776
Charge-offs	(1,221)	(837)	(533)
Recoveries	654	237	261
Ending balance	$26,087	$22,299	$21,013

Net charge-offs (recoveries)	$567	$600	$272
Net charge-offs (recoveries) - (originated) (1)	172	550	196
Net charge-offs (recoveries) - (acquired) (1)	395	50	76

Average loans, before allowance for loan losses	$2,141,031	$2,162,975	$2,164,330
Average loans, before allowance for loan losses (originated) (1)	1,984,066	1,988,658	1,946,035
Average loans, before allowance for loan losses (acquired) (1)	156,965	174,317	218,295

Net charge-offs to average loans, before allowance for loan losses *	0.11%	0.11%	0.05%
Net charge-offs to average loans, before allowance for loan losses (originated) * (1)	0.03	0.11	0.04
Net charge-offs to average loans, before allowance for loan losses (acquired) * (1)	1.01	0.11	0.14

*        Annualized measure.

(1)

Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands, except per share amounts)
EARNINGS AND PER SHARE INFORMATION
Net income	$6,221	$16,087	$18,736
Earnings per share - Basic	0.23	0.61	1.04
Earnings per share - Diluted	0.23	0.61	1.04

C Corp equivalent net income (1)	N/A	$15,088	$14,036
C Corp equivalent earnings per share - Basic (1)	N/A	0.58	0.78
C Corp equivalent earnings per share - Diluted (1)	N/A	0.58	0.78

Book value per share	$12.38	$12.12	$18.23

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512
Weighted average shares of common stock outstanding	27,457,306	26,211,282	18,027,512

PERFORMANCE RATIOS
Return on average assets *	0.78%	1.97%	2.32%
Return on average stockholders' equity *	7.29	19.39	21.59

Net interest margin *	4.00%	4.12%	4.44%
Efficiency ratio	64.01	50.72	52.07

C Corp equivalent return on average assets * (1)	N/A	1.85%	1.74%
C Corp equivalent return on average stockholders' equity * (1)	N/A	18.19	16.17

NON-GAAP FINANCIAL MEASURES
Adjusted net income (2)	$8,379	$14,417	$14,359
Adjusted earnings per share - Basic (2)	0.30	0.55	0.80
Adjusted earnings per share - Diluted (2)	0.30	0.55	0.80

Tangible book value per share (2)	$11.38	$11.12	$16.64

Net interest margin (tax equivalent basis) * (2)	4.06%	4.19%	4.52%
Efficiency ratio (tax equivalent basis) (2)	63.20	50.10	51.32

Adjusted return on average assets * (2)	1.05%	1.77%	1.78%
Adjusted return on average stockholders' equity * (2)	9.81	17.38	16.54

Return on average tangible common equity * (2)	7.92%	21.17%	23.55%
C Corp equivalent return on average tangible common equity * (1) (2)	N/A	19.86	17.64
Adjusted return on average tangible common equity * (2)	10.67	18.97	18.05

*        Annualized measure.

(1)

Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

(2)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

N/A   Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
Net income	$6,221	$16,087	$18,736
C Corp equivalent adjustment (2)	—	(999)	(4,700)
C Corp equivalent net income (2)	6,221	15,088	14,036
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (1)	—	(9)	550
Charges related to termination of certain employee benefit plans	(848)	365	—
Mortgage servicing rights fair value adjustment	(2,171)	582	(1,002)
Total adjustments	(3,019)	938	(452)
Tax effect of adjustments	861	(267)	129
Less adjustments after tax effect	(2,158)	671	(323)
Adjusted net income	$8,379	$14,417	$14,359

Average assets	$3,188,743	$3,261,273	$3,233,293

Return on average assets *	0.78%	1.97%	2.32%
C Corp equivalent return on average assets * (2)	N/A	1.85	1.74
Adjusted return on average assets *	1.05	1.77	1.78

*        Annualized measure.

(1)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.
(2)

Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A   Not applicable.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands, except per share amounts)
Numerator:
Net income	$6,221	$16,087	$18,736
Earnings allocated to unvested restricted stock units (1)	(15)	—	—
Numerator for earnings per share - basic and diluted	$6,206	$16,087	$18,736

C Corp equivalent net income (3)	N/A	$15,088	$14,036
Earnings allocated to unvested restricted stock units (1) (3)	N/A	—	—
Numerator for C Corp equivalent earnings per share - basic and diluted (3)	N/A	$15,088	$14,036

Adjusted net income	$8,379	$14,417	$14,359
Earnings allocated to unvested restricted stock units (1)	(19)	—	—
Numerator for adjusted earnings per share - basic and diluted	$8,360	$14,417	$14,359

Denominator:
Weighted average common shares outstanding	27,457,306	26,211,282	18,027,512
Dilutive effect of outstanding restricted stock units (2)	—	—	—
Weighted average common shares outstanding, including all dilutive potential shares	27,457,306	26,211,282	18,027,512

Earnings per share - Basic	$0.23	$0.61	$1.04
Earnings per share - Diluted	$0.23	$0.61	$1.04

C Corp equivalent earnings per share - Basic (3)	N/A	$0.58	$0.78
C Corp equivalent earnings per share - Diluted (3)	N/A	$0.58	$0.78

Adjusted earnings per share - Basic	$0.30	$0.55	$0.80
Adjusted earnings per share - Diluted	$0.30	$0.55	$0.80

(1)

The Company has granted restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

(2)

Restricted stock units were anti-dilutive and excluded from the calculation of common stock equivalents during the three months ended March 31, 2020. There were no restricted stock units outstanding during the three months ended December 31, 2019 and March 31, 2019.

(3)

Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A   Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$30,662	$32,276	$34,452
Tax-equivalent adjustment (1)	463	534	610
Net interest income (tax equivalent basis) (1)	$31,125	$32,810	$35,062

Net interest margin (tax equivalent basis)
Net interest margin *	4.00%	4.12%	4.44%
Tax-equivalent adjustment * (1)	0.06	0.07	0.08
Net interest margin (tax equivalent basis) * (1)	4.06%	4.19%	4.52%

Average interest-earning assets	$3,063,086	$3,131,078	$3,105,216

*        Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$23,307	$21,950	$22,212
Less: amortization of intangible assets	317	336	376
Adjusted noninterest expense	$22,990	$21,614	$21,836

Net interest income	$30,662	$32,276	$34,452
Total noninterest income	5,252	10,336	7,487
Operating revenue	35,914	42,612	41,939
Tax-equivalent adjustment (1)	463	534	610
Operating revenue (tax equivalent basis) (1)	$36,377	$43,146	$42,549

Efficiency ratio	64.01%	50.72%	52.07%
Efficiency ratio (tax equivalent basis) (1)	63.20	50.10	51.32

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$339,813	$332,918	$328,593
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,713	4,030	5,077
Tangible common equity	$312,480	$305,268	$299,896

Tangible assets
Total assets	$3,213,109	$3,245,103	$3,257,667
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,713	4,030	5,077
Tangible assets	$3,185,776	$3,217,453	$3,228,970

Total stockholders' equity to total assets	10.58%	10.26%	10.09%
Tangible common equity to tangible assets	9.81	9.49	9.29

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

Book value per share	$12.38	$12.12	$18.23
Tangible book value per share	11.38	11.12	16.64

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(dollars in thousands)
Average Tangible Common Equity
Total stockholders' equity	$341,519	$331,784	$347,157
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,898	4,224	5,301
Average tangible common equity	$314,001	$303,940	$318,236

Net income	$6,221	$16,087	$18,736
C Corp equivalent net income (1)	N/A	15,088	14,036
Adjusted net income	8,379	14,417	14,359

Return on average stockholders' equity *	7.29%	19.39%	21.59%
C Corp equivalent return on average stockholders' equity * (1)	N/A	18.19	16.17
Adjusted return on average stockholders' equity *	9.81	17.38	16.54

Return on average tangible common equity *	7.92%	21.17%	23.55%
C Corp equivalent return on average tangible common equity * (1)	N/A	19.86	17.64
Adjusted return on average tangible common equity *	10.67	18.97	18.05

*        Annualized measure.

(1)

Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A   Not applicable.